UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

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Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 West Wahalla Lane
Phoenix, Arizona 85027
(Address of principal executive offices and zip code)
(602) 269-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Knight-Swift Transportation Holdings Inc. (the “Company”) with the Securities and Exchange Commission on March 1, 2024 (the “Original 8-K”) and is being filed to supplement the Company’s disclosure under Item 5.02 of the Original 8-K. The Original 8-K otherwise remains unchanged.
As previously disclosed in the Original 8-K, the Company appointed Adam Miller as the Company’s Chief Executive Officer and Andrew Hess as the Company’s Chief Financial Officer, both effective February 26, 2024. At the time of the Original 8-K, the Compensation Committee (the “Committee”) of the Company’s Board of Directors had not yet made determinations regarding any compensation adjustments in connection with these appointments. The Company is filing this Amendment to disclose that on March 13, 2024, the Committee approved the following compensation matters.
In connection with Mr. Miller’s appointment as Chief Executive Officer, the Committee approved (i) an increase in base salary from $825,000 to $900,000, effective March 4, 2024 and (ii) an increase in target cash bonus potential under the Company’s cash bonus plan for 2024 from 100% to 110% of base salary.
In connection with Mr. Hess’s appointment as Chief Financial Officer, the Committee approved (i) a base salary of $425,000, effective March 4, 2024, (ii) a target cash bonus potential under the Company’s cash bonus plan for 2024 of 75% of base salary, (iii) a grant of time-vested restrictive stock units totaling $288,000, with the number of restricted stock units determined based on the closing price of the Company’s common stock on the grant date, vesting as follows: 33% on January 31, 2025; 33% on January 31, 2026; and 34% on January 31, 2027, and (iv) a grant of performance-based restricted stock units totaling $432,000, with the number of performance-based restricted stock units determined based on the closing price of the Company’s common stock on the grant date, vesting based on certain Company and relative performance targets over a performance period ending December 31, 2026.
Additionally, as previously disclosed in the Original 8-K, on February 26, 2024 (the “Separation Date”), David A. Jackson stepped down as Chief Executive Officer of the Company and as a member of the Board. In connection with Mr. Jackson’s separation from the Company, Mr. Jackson and the Company entered into a Severance Agreement and Release, dated March 8, 2024 (the “Severance Agreement”).
Pursuant to the Severance Agreement, provided that Mr. Jackson executes and does not revoke a release of claims in favor of the Company and its affiliates and complies with certain restrictive covenants summarized below, Mr. Jackson will receive: (a) a lump-sum payment of $1,850,000, (b) a payment of $1,850,000, payable in equal installments over the 24-month period following the Separation Date, and (c) a lump-sum payment of $1,800,000, representing amounts in respect of (i) COBRA continuation, (ii) consideration for restrictive covenants, and (iii) approximately 50% of Mr. Jackson’s target bonus for the 2024 fiscal year.
In consideration for the payments made by the Company under the Severance Agreement, Mr. Jackson has agreed to a general release of claims in favor of the Company and its affiliates. Mr. Jackson also agreed to be bound by certain restrictive covenants concerning non-competition, non-solicitation, non-disclosure, non-disparagement, and certain restrictions with respect to acquisitions and service on boards of directors.
The foregoing summary description of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement, which will be filed with the Company’s Form 10-Q for the quarter ended March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	March 14, 2024	/s/ Adam W. Miller
Adam W. Miller
Chief Executive Officer